Exhibit 28(i)

EXHIBIT (i.)

Legal Opinion

May 21, 2021

Sit Mutual Funds II, Inc.

3300 IDS Center

80 S. 8th Street

Minneapolis, MN 55402-4130

Re:	Sit Tax-Free Income Fund Ladies and Gentlemen:

We have acted as counsel to Sit Mutual Funds II, Inc., a Minnesota corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to a Registration Statement on Form N-1A (File Nos. 2-91312 and 811-04033) (the “Registration Statement”), of a separate class of common shares (known as Class Y shares) in the Sit Tax-Free Income Fund (the “Fund”), a series of the Company. Shares of the aforesaid class of shares are referred to hereinafter as “Shares.” The Registration Statement seeks to register an indefinite number of the Shares.

We have reviewed the Registration Statement and the Company’s Articles of Incorporation, its by-laws, resolutions adopted by its Board of Directors, and such other legal and factual matters as we have deemed appropriate as the basis for the opinions hereinafter set forth. This opinion is based exclusively on the laws of the State of Minnesota and the federal law of the United States of America.

Based on the foregoing, it is our opinion that:

1.         The Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Company pursuant to the laws of the State of Minnesota; and

2.         When issued and paid for upon the terms provided in the Registration Statement, the Shares to be issued pursuant to the Registration Statement will be legally issued, fully paid and non-assessable by the Company.

We consent to the filing of this opinion with Post-Effective Amendment No. 75 to the Registration Statement to be filed by the Company with the Securities and Exchange Commission.

We hereby consent to the use of our name and to the reference to our Firm under the caption “Custodian; Transfer Agent; Counsel; Accountants” in the Statement of Additional Information included in the Registration Statement. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP
FAEGRE DRINKER BIDDLE & REATH LLP

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